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                                                                                                                         EXHIBIT 11

                                                              THE O'GARA COMPANY
                                                COMPUTATION OF EARNINGS PER COMMON SHARE AND
                                                    PRO FORMA EARNINGS PER COMMON SHARE
                                            For the Three and Nine Months Ended September 30, 1997
                                                                 (unaudited)
                                                  (dollars in thousands, except per share data)

                                                                 Weighted Average
                                                                 Number of Common                            Earnings per
                                                               Shares Outstanding         Net Income         Common Share
                                                               ------------------         ----------         ------------

 Three Months Ended September 30, 1997:
      Shares outstanding June 30, 1997                               7,279,310            $        -            $      -
      Dilutive stock options outstanding (274,050 shares)               63,911                     -                   -
      Net income before extraordinary item                                   -                 1,694                0.23
      Extraordinary item                                                     -                     -                   -
      Net income                                                             -                 1,694                0.23
                                                                    ----------            ----------            --------
                                                                     7,343,221            $    1,694            $   0.23
                                                                    ==========            ==========            ========



Nine Months Ended September 30, 1997:
      Shares outstanding December 31, 1996                           6,659,846            $        -             $     -
      Weighted average shares issued in conjunction
           with the acquisitions (614,917 shares issued)               514,703                     -                   -
      Weighted average shares resulting from stock
           issued compensation                                           3,182
      Dilutive stock options outstanding (274,050 shares)               59,889                     -                   -
      Net income before extraordinary item                                   -                 4,375                0.60
      Extraordinary item                                                     -                   194                0.03
      Net income                                                             -                 4,181                0.58
                                                                    ----------            ----------            --------
                                                                     7,237,620            $    4,181            $   0.58
                                                                    ==========            ==========            ========


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                                                                                                 EXHIBIT 11 (CONCLUDED)

                                                           THE O'GARA COMPANY
                                            COMPUTATION OF PRO FORMA EARNINGS PER COMMON SHARE
                                          For the Three and Nine Months Ended September 30, 1996
                                                              (unaudited)
                                             (dollars in thousands, except per share data)

                                                                   Weighted Average                             Pro Forma
                                                                    Number of Common       Pro Forma           Earnings per
                                                                  Shares Outstanding       Net Income          Common Share
                                                                  ------------------       ----------          ------------
 Three Months Ended September 30, 1996:
      Shares outstanding June 30, 1996                                 4,490,383           $        -           $       -
      Dilutive stock options outstanding
        prior to exercise                                                 84,496                    -                   -
      Issuance of common stock upon
        exercise of options                                               36,967                    -                   -
      Newly issued shares necessary to
        fund payment of certain indebtedness
        and AAA distributions (1,809,015 shares
        at $7.29 per share estimated net
        proceeds to fund $13,181,658)                                  1,809,015                    -                   -
      Pro forma net income                                                     -                1,147                0.18
                                                                      ----------            ---------            --------
                                                                       6,420,861            $   1,147            $   0.18
                                                                      ==========            =========            ========

Nine Months Ended September 30, 1996
      Shares outstanding December 31, 1995                             4,490,383            $       -            $      -
      Dilutive stock options outstanding prior
           to exercise                                                   109,051                    -                   -
      Issuance of common stock upon
        exercise of options                                               12,412                    -                   -
      Newly issued shares necessary to fund payment
           of certain indebtedness and AAA distributions
           (1,809,015 shares at $7.29 per share estimated
           net proceeds to fund $13,181,658)                           1,809,015                    -                   -
      Pro forma net income                                                     -                3,600                0.56
                                                                      ----------            ---------            --------
                                                                       6,420,861            $   3,600            $   0.56
                                                                      ==========            =========            ========

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